Exhibit 99.1

801 Louisiana, Suite 700

Houston, Texas 77002

Main: (713) 780-9494

Fax: (713) 780-9254

Contact:
Robert C. Turnham, President	Traded: NYSE (GDP)

FOR IMMEDIATE RELEASE

GOODRICH PETROLEUM CORPORATION ANNOUNCES

RESIGNATION OF CHIEF FINANCIAL OFFICER

Houston, Texas – August 19, 2015. Goodrich Petroleum Corporation (NYSE: GDP) (the “Company”) announced today that Jan Schott, its Senior Vice President and Chief Financial Officer, has resigned to take a financial position with a private company. Ms. Schott’s resignation did not result from any disagreement with the Company regarding any matter related to the Company’s operations, policies or practices.

Ms. Schott will remain with the Company through early September to assist the Company during the initial transition phase. Robert C. Turnham, Jr., the Company’s President and Chief Operating Officer, will assume the role as interim-CFO while the Company conducts a search.

Mr. Walter G. Goodrich, the Company’s Chairman and Chief Executive Officer, stated “We will miss having Jan on the team, but we thank her for her service and wish her the very best in her new opportunity.”

Goodrich Petroleum Corporation is an independent oil and gas exploration and production company listed on the New York Stock Exchange.